                                                                   EXHIBIT 10.20

                  RECEIVABLE FINANCING PARTICIPATION AGREEMENT

         This Receivable Financing Participation Agreement (this "Agreement"), dated as of July 31, 2001, is between McGinn Smith Acceptance Corp., a New York corporation having its principal place of business at 99 Pine Street, Fifth Floor, Albany, New York 12207 (the "Portfolio Financial Manager"), Pointe Bank, a Florida state chartered banking association having its principal place of business at 21845 Powerline Road, Boca Raton, Florida 33433 (the "Senior Participant"),and King Trust 01, a grantor trust established under the laws of New York, having its principal place of business c/o McGinn, Smith & Co., Inc., Trustee, Capital Center, 99 Pine Street, Albany, New York 12207, (the "Junior Participant, and together with the Senior Participant, the "Participants").

                              W I T N E S S E T H

         WHEREAS, the Participants desire to purchase from the Portfolio Financial Manager participations in the cash flows generated by the Contracts and the Loans on the terms and conditions set forth below; and

         WHEREAS, the parties hereto have entered into a Residential Monitoring Receivable Financing Agreement (the "Financing Agreement") dated as of July 31, 2001.

         NOW, THEREFORE, it is agreed as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Financing Agreement.

         SECTION 2. FINANCING OF CONTRACTS AND LOANS. The Portfolio Financial Manager has arranged for the financing of Contracts and Loans with King Central Funding Corp. ("KC"), which satisfy the criteria specified herein and in the Financing Agreement (each such Contract specified in the Financing Agreement, including any replacement Contract included by KC as a Pledged Contract, a "Financed Contract" and, collectively, the "Financed Contracts").

         SECTION 3. FINANCING AGREEMENT. The Portfolio Financial Manager represents that it has delivered to each Participant a true and correct copy of the Financing Agreement.

         SECTION 4. WARRANTIES AND REPRESENTATIONS OF THE PORTFOLIO FINANCIAL MANAGER. To induce the Participants to enter this Agreement and purchase the Participations hereunder, the Portfolio Financial Manager hereby makes the following representations and warranties to the Participants, each and all of which shall survive the execution and delivery of this Agreement:

         (a) The Portfolio Financial Manager is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, is duly qualified and in good standing under the laws of each jurisdiction where the conduct of its business hereunder and under the Financing Agreement requires such qualification and has the requisite power and authority to conduct its business as contemplated by this Agreement and the Financing Agreement. The chief executive office and principal place of business of the Portfolio Financial Manager is as set forth in the introductory paragraph to this Agreement.

         (b) The execution, delivery and performance by the Portfolio Financial Manager of this Agreement and the Financing Agreement, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Financing Agreement by the Portfolio Financial Manager
(i) are within the Portfolio Financial Manager's corporate powers; (ii) have been duly authorized by all necessary and proper action on the part of the Portfolio Financial Manager; and (iii) do not and will not (A) conflict with or violate the terms and provisions of the Portfolio Financial Manager's shareholders agreement; (B) require the consent of any party (which has not heretofore been received) and will not result in a breach of, or default under, any loan or credit agreement, indenture, business agreement, mortgage, guarantee or other agreement or instrument to which the Portfolio Financial Manager is a party or by which it or any of its property is bound; or (C) conflict with or violate any existing law, rule, regulation, judgment, order or decree of any governmental instrumentality, agency or court having jurisdiction over the Portfolio Financial Manager or any of its properties. This Agreement and the Financing Agreement have been duly executed and delivered by the Portfolio Financial Manager and constitute the legal, valid and binding obligations of the Portfolio Financial Manager, enforceable against the Portfolio Financial Manager in accordance with their respective terms.

         (c) There is no action, litigation, suit, proceeding, inquiry or investigation, either at law or in equity, or before any court, public body or board, pending or, to the best of the Portfolio Financial Manager's knowledge, threatened against or affecting the Portfolio Financial Manager which involves the possibility of materially or adversely affecting the property, business, profits or condition (financial or otherwise) of the Portfolio Financial Manager.

         (d) The Portfolio Financial Manager is not in default with respect to any contract, agreement, lease or other instrument to which it is a party or by which it or any of its property is bound and has not received any notice of default pursuant to any such contract, agreement, lease or other instrument.

         (e) No information contained in this Agreement or any other agreement or writing executed or issued by the Portfolio Financial Manager or any statement furnished by or on behalf of the Portfolio Financial Manager in connection with this Agreement or the Financing Agreement or writing executed or issued in connection with this Agreement or the Financing Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         (f) To the best knowledge of the Portfolio Financial Manager, each Financed Contract and each Pledged Contract (i) is, immediately preceding the time of its inclusion as such, owned by KC free and clear of any and all liens and security interests in favor of any person other than the Portfolio Financial Manager; (ii) arose or will arise in connection with a bona fide final sale by KC Acquisition Corp. ("King") in the ordinary course of business; (iii) is or will be for a liquidated amount as stated in the Financed Contract or Pledged Contract and the schedules thereto; (iv) is authorized and created in accordance with this Agreement and the Financing Agreement; and (v) is not subject to any defense, deduction, offset or counterclaim. With respect to each Financed Contract and each Pledged Contract, to the best knowledge of the Portfolio Financial Manager, all applicable waiting periods under federal and state law have expired and the customer thereon has accepted the Financed Contract and affirmed to the Portfolio Financial Manager that the services thereunder are being rendered.

         (g) The Portfolio Financial Manager has verified with respect to each Financed Contract and each Pledged Contract that all blank spaces in the Financed Contract or Pledged Contract have been completely filled in and that the address and telephone number of the customer set forth in the Financed Contract are correct. The Portfolio Financial Manager has supplied the Senior Participant with a schedule or computer data storage device containing the names, addresses, social security numbers (where applicable) and Monthly Revenues for each obligor on the Financed Contracts and the Pledged Contracts and all such information is accurate in all material respects.

         SECTION 5. COVENANTS OF THE PORTFOLIO FINANCIAL MANAGER. The Portfolio Financial Manager hereby covenants as follows:

         (a) Credit Standards. Each Financed Contract and each Pledged Contract shall be duly inspected by the Portfolio Financial Manager, reviewed for creditworthiness and approved pursuant to the credit standards and procedures set forth in the Financing Agreement.

         (b) Required Due Diligence Matters. The Portfolio Financial Manager shall obtain and review the due diligence documents as agreed with the Participant. The Portfolio Financial Manager has delivered to the Senior Participant true and correct copies of all such documents and shall make available all such documents to the Junior Participant upon its request. The Portfolio Financial Manager will not include any Contract as a Financed Contract or Pledged Contract if: (i) such financing would violate the terms or provisions of the certificate of incorporation or by-laws of KC or King; (ii) KC or King is not in good standing in its jurisdiction of domicile; (iii) KC or King has any franchise, income or other similar taxes due and owing to any governmental agency or authority; (iv) any such Contract is subject to any lien or security interest other than the lien and security interest under the Financing Agreement; (v)any judgment has been filed against the Security Alarm Dealer which previously owned such Contract and remains unsatisfied; (vi) the Central Station with which KC has contracted to provide monitoring services (the "Central Station") is not duly licensed to transact business as a security monitoring company in its jurisdiction of domicile or in any state in which it is performing monitoring services where such license is required; (vii) the Central Station has not agreed (A) to provide the Portfolio Financial Manager notice when payments due to it in connection with Financed Contracts are more than 30 days past due; and
(B) that it will not suspend service with respect to the Financed Contracts without having provided the Portfolio Financial Manager at least 10 days' notice; or (viii) KC or such Central Station has failed to maintain general liability insurance coverage in a minimum amount of $1,000,000.00.

         (c) Contract Standards. Each Financed Contract and each Pledged Contract shall meet all criteria specified herein and in the Financing Agreement.

         (d) Contract Compliance. KC shall have all Financed Contracts and all Pledged Contracts and forms therefor reviewed by its counsel and shall warrant and represent to the Portfolio Financial Manager that the Financed Contracts and the Pledged Contracts and their assignment under the Financing Agreement (i) are legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms, and (ii) comply with all federal, state and local laws, rules and regulations.

         (e) KC. The Portfolio Financial Manager shall be responsible for overseeing the performance of KC and King of all of their respective obligations under the Contracts and the Financing Agreement. Upon its own discovery, or upon its receipt of written notice from a Participant, that an Obligor under a Contract is not making timely payments or that there is a likelihood that any of the ratios set forth in Section 5.01 (s) of the Financing Agreement is not being met, the Portfolio Financial Manager shall require that KC and comply or cause compliance with the Financing Agreement in replacing such Contract within 10 Business Days following notice.

         SECTION 6. FORMS AND CREDIT DATA. Each Financed Contract and each Pledged Contract shall be in form and substance satisfactory to the Participant and shall be held by the Portfolio Financial Manager for the benefit of the Participants, accompanied by the bona fide, original contract obligation instrument and all other original documents executed by the Obligor thereon.

         SECTION 7. PURCHASE OF PARTICIPATIONS. The Portfolio Financial Manager hereby sells and assigns to each Participant a

100% undivided interest in all of the Portfolio Financial Manager's right, title and interest in and to (A) each Financed Contract, each Pledged Contract (including any Contract as to which KC directly or indirectly grants to the Portfolio Financial Manager a lien following the date hereof pursuant to the Financing Agreement) and each Loan and all proceeds of any of the foregoing, (B) the Financing Agreement, and (C) all of the documentation relating to the Loans, the Financed Contracts and the Pledged Contracts (collectively, the "Pool"); provided, however, that (x) the Participants' respective rights in the proceeds of the Pool shall be determined as set forth herein, (y) notwithstanding the above, except as set forth herein, the Portfolio Financial Manager shall retain its rights under the Financing Agreement, and (z) except as set forth herein, the Portfolio Financial Manager shall continue to take all actions, as agent for the Participants, under and in accordance with the Financing Agreement. The purchase price for the Senior Participation (the "Senior Participation Purchase Price") shall be $2,600,000 and the Purchase Price for the Junior Participation (the "Junior Participation Purchase Price") shall be $900,000 and together with the Senior Participation Purchase Price (the "Purchase Price") shall be $3,500,000. The Purchase Price for the Participations shall be paid by the respective Participants to the Portfolio Financial Manager upon execution of this Agreement, together with all required documentation. The parties hereto acknowledge and agree that the transactions contemplated hereby constitute a transfer and sale to, and a purchase by, the Participants, of interests in the Pool and shall not be construed as a loan by the Participants to the Portfolio Financial Manager. However, in light of the possible applicability of Article 9 of the Uniform Commercial Code (the "UCC") to the transactions contemplated hereby, the Portfolio Financial Manager hereby grants to the Participants a first priority security interest in the Pool. In addition to the undertakings specifically provided for in this Agreement, the Portfolio Financial Manager shall do all other things and sign and deliver all other documents and instruments reasonably requested by the Participants to perfect, protect, maintain and enforce the liens of the Participants and the first priority of such liens, and all other rights granted pursuant to this Agreement. Such acts shall include, without limitation, providing the Senior Participant copies of any documentation relating to Loans, the Financed Contracts and the Pledged Contracts and the delivery of any document the physical possession of which the Senior Participant, in its sole discretion reasonably exercised, deems necessary or advisable in connection with the transactions contemplated hereby. The Senior
Participant shall have the right to sell all or a portion of its rights hereunder on such terms as shall be determined by the Senior Participant.

         SECTION 8. COLLECTIONS AND SERVICING. The Collection Agent, pursuant to the terms of the Financing Agreement, shall (a) bill for and provide all required collection services necessary to effect payment of the underlying obligations by the Obligors on the Financed Contracts, including delivering to each Obligor a monthly payment advanced billing, and (b) direct all Collections to the Accumulation Account maintained at the Senior Participant under the Financing Agreement. The Accumulation Account shall until such time as the Senior Balance (as hereinafter defined) is reduced to zero (the "Senior Participation Payout Date"), be maintained in the name, and under the sole dominion and control, of the Senior Participant. Following the Senior Participation Payout Date, the Accumulation Account shall be under the sole dominion and control of the Portfolio Financial Manager and the Portfolio Financial Manager may, in its discretion, transfer the Accumulation Account to the financial institution of its choice. Funds deposited in the Accumulation Account shall, (i) until the Senior Participation Payout Date, be invested by the Senior Participant in such overnight investments as it deems appropriate and
(ii) after the Senior Participation Payout Date, be invested by the Portfolio Financial Manager in such overnight investments as it deems appropriate. The Senior Participation shall bear interest (such interest to be calculated upon the decreasing balance from time to time of the Senior Participation Purchase Price (such balance, as in effect from time to time, the "Senior Balance")) at a rate per annum equal to 9.75%. The Junior Participation shall bear interest (such interest to be calculated upon the decreasing balance from time to time of the Junior Participation Purchase Price (such balance, as in effect from time to time, the "Junior Balance")) at a rate per annum equal to 12.50%. The repayment schedule of the Participations, reflecting interest payable at the rates set forth above, is as set forth on Exhibits B and B-1 attached hereto (the "Scheduled Cash Flow"), which amounts shall be paid monthly from collections received in the Accumulation Account as set forth herein.

         Proceeds from collections on Contracts shall be applied as provided in
Section 2.02 of the Financing Agreement.

         SECTION 9. ATTRITION RESERVE ACCOUNT. Pursuant to the Financing Agreement an Attrition Reserve Account shall be established at the Senior Participant. Funds shall be deposited in and disbursed from the Attrition Reserve account as provided in the Financing Agreement.

         SECTION 10. PERFORMANCE. The Portfolio Financial Manager shall be responsible for overseeing that KC and King promptly fulfill all of their respective obligations to the Obligors with regard to the Financed Contracts and the Pledged Contracts, and shall, for the benefit of the Participants, enforce, assert and exercise any and all rights, powers and remedies available under the Financing Agreement. The financing by the Participants of any Contract will not be deemed an assumption by the Participants of, or impose upon the Participants, any obligation under the Contracts or any other agreement with any Obligor.

         SECTION 11. NOTICES TO PARTICIPANTS. The Portfolio Financial Manager shall promptly notify the Participant of any information that may come to the Portfolio Financial Manager's attention which may have a material effect on any Financed Contract or Pledged Contract, including, without limitation, any default by, or claim or dispute with, any Obligor.

         SECTION 12. RECORDS AND REPORTS. The Portfolio Financial Manager shall, by appropriate entry in its books of account, record all transactions with the Participants under this Agreement in accordance with generally accepted accounting principles, clearly indicating the participations sold hereunder.

         SECTION 13. RIGHT OF AUDIT. The Participants shall have the right to audit the books, records and accounts of the Portfolio Financial Manager and KC relating to the Financed Contracts and the Pledged Contracts, at any time during reasonable business hours and at each Participant's own expense.

         SECTION 14. NOTICES. Any notice, request, instruction or other document deemed by any party necessary or desirable to be given to any other party hereto shall be in writing and shall be mailed and addressed as follows:

TO THE PORTFOLIO FINANCIAL MANAGER:

               McGinn Smith Acceptance
               Corp. One Capital Center
               99 Pine Street, 5th Floor
               Albany, NY 12207
               Telephone: (800) 724-3330
               Telecopy: (518) 449-4894

TO THE SENIOR PARTICIPANT:

               Pointe Bank 21845
               Powerline Road Boca
               Raton, Florida 33433
               Telephone: (800) 542-2266
               Telecopy: (561) 394-4289

TO THE JUNIOR PARTICIPANT:

               KING Trust 01
               c/o McGinn, Smith & Co., Inc., Trustee
               One Capital Center, 99 Pine Street, 5th Floor
               Albany, NY 12207
               Attention: David L. Smith, President
               Telephone: (518) 449-5131
               Telecopy: (518) 449-4894

         SECTION 14A. REGARDING THE PORTFOLIO FINANCIAL MANAGER.

         (a) Termination Events. If any one of the following events (each, a "Termination Event") shall occur prior to the Senior Participation Payout Date:

             (i) any failure by the Portfolio Financial Manager to make any payment, transfer or deposit or to give instructions or notice when required pursuant to this Agreement or the Financing Agreement;

             (ii) any failure on the part of the Portfolio Financial Manager duly to observe or perform in any material respect any of its other covenants or agreements (not described in paragraph (i) above or (v) below) set forth in this Agreement or the Financing Agreement, which failure materially adversely affects the rights of the Participant and continues unremedied and continues to

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

affect materially and adversely the interests of the Participant for a period of 10 days following the date of such failure;

             (iii) any representation, warranty or certification made by the Portfolio Financial Manager in this Agreement or in any certificate or report delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the interests of the Participant;

             (iv) there shall occur a change in the stockholders of the Portfolio Financial Manager;

             (v) the Portfolio Financial Manager shall (A) fail to follow any instructions given by the Participant in accordance herewith within a reasonable period of time, (B) fail to deliver the financial statements required to be delivered under Section 14A (c) hereof within the time set forth in such Section, or (C) be unable to perform its responsibilities hereunder or under the Financing Agreement for 10 consecutive days due to any reason, including force majeure; or

             (vi) the Portfolio Financial Manager or any of its stockholders shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Portfolio Financial Manager or any of its stockholders and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Portfolio Financial Manager or any of its stockholders shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

             (vii) any Event of Default shall have occurred;

then, the Senior Participant, by notice then given in writing to the Portfolio Financial Manager, may terminate all of the rights and obligations of the Portfolio Financial Manager under this Agreement and the Financing Agreement. In addition, during the continuation of a Termination Event, the Senior Participant may act as attorney-in-fact for the Portfolio Financial Manager and do all things necessary to carry out or enforce the obligations of Obligors, KC and King and to preserve the Senior Participant's lien in and to the Pool. The Senior Participant as attorney-in-fact will not be liable for any act, omission, error of judgment or mistake of fact or law, except where such liabilities arise from such attorney-in-fact's gross negligence or willful misconduct. The Portfolio Financial Manager ratifies and approves all acts of the Senior Participant as attorney-in-fact. This power, being coupled with an interest, is irrevocable until the Senior Participation Payout Date.

         (b) Consequence of Termination. Upon the effectiveness of any termination hereof, all rights, authority and power of the Portfolio Financial Manager under this Agreement and the Financing Agreement shall terminate; and, without limitation, the Senior Participant is hereby authorized and empowered (upon the failure of the Portfolio Financial Manager to cooperate) to execute and deliver, on behalf of the Portfolio Financial Manager, as attorney-in-factor otherwise, all documents and other instruments upon the failure of the Portfolio Financial Manager to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Portfolio Financial Manager agrees that it will cooperate with the. Senior Participant and any successor to the Portfolio Financial Manager in effecting the termination of the responsibilities and rights of the Portfolio Financial Manager to conduct its activities hereunder and under the Financing Agreement. The Portfolio Financial Manager shall promptly transfer its physical and electronic records relating to the Contracts and KC to its successor in such form as such successor may reasonably request and shall promptly deliver to such successor all other records, correspondence and documents necessary for its continued exercise of its rights and responsibilities hereunder and under the Financing Agreement in the manner and at such times as such successor shall reasonably request. Notwithstanding the foregoing, upon the appointment of any successor to the Portfolio Financial Manager, such successor shall not accept any liabilities of the Portfolio Financial

Manager hereunder or under the Financing Agreement to the extent such liabilities are attributable to actions taken by the Portfolio Financial Manager prior to such termination.

         (c) Reporting Requirements. On the last business day of each calendar month until the Senior Participation Payout Date, the Portfolio Financial Manager shall deliver to the Senior Participant financial statements, in such form as is specified by the Senior Participant and is reasonably acceptable to the Portfolio Financial Manager, setting forth all relevant financial information regarding transactions hereunder and under the Financing Agreement. In addition, on the last business day of each calendar month, the Portfolio Financial Manager shall deliver to the Senior Participant the last available information regarding the outstanding principal balance and the aging of each Financed Contract in such form as may reasonably be requested by the Senior Participant. In addition, the Portfolio Financial Manager shall notify the Senior Participant in writing, promptly upon learning thereof, of (i) any lawsuit or administrative proceeding affecting the Portfolio Financial Manager,
(ii) of any filing by or against KC or King under the United States Bankruptcy Code, and (iii) the occurrence of any Termination Event or any event which, with the passage of time, would be a Termination Event.

         (d) Indemnification. The Portfolio Financial Manager shall protect, indemnify and hold harmless the Senior Participant, any entity to whom the Senior Participant assigns all or any portion of the Senior Participation and each of their respective subsidiaries and affiliates, and the agents, employees, officers and directors thereof, against any and all liabilities, losses, costs and expenses (including attorneys' fees, expert witness fees, expenses and costs of settlement), judgments, damages, claims, demands, offsets, defenses, counterclaims, actions or proceedings, by whomsoever asserted, including, without limitation, Obligors, KC, King, any governmental instrumentality and any other third party, in each case arising out of, in connection with or resulting from (i) any breach by the Portfolio Financial Manager of its covenants, representations or warranties hereunder or under the Financing Agreement, (ii) any failure by the Portfolio Financial Manager to take action hereunder or under the Financing Agreement where the Portfolio Financial Manager had a duty to act, or (iii) and the failure by the Portfolio Financial Manager to comply with any applicable law, rule or regulation with respect to this Agreement or the Financing

Agreement. Any party seeking indemnification hereunder shall have the right to employ separate counsel at its own expense and to participate in the defense of any action or proceeding with respect to which the Portfolio Financial Manager is obligated to provide indemnification hereunder. The Portfolio Financial Manager shall not compromise any claim without the prior written consent of the party seeking indemnification (which consent not to be unreasonably withheld). The Portfolio Financial Manager's obligations under this Section 14A(d) shall survive the Senior Participation Payout Date or any replacement by the Senior Participant of the Portfolio Financial Manager hereunder.

         (e) Continued Liability. Anything herein to the contrary notwithstanding, (i) the Portfolio Financial Manager shall remain liable under the Financing Agreement to the extent set forth therein to perform all of its duties and obligations pursuant thereto to the same extent as if this Agreement had not been executed; (ii) the exercise by the Senior Participant of any rights pursuant to this Agreement shall not release the Portfolio Financial Manager from any of its duties or obligations under the Financing Agreement; and (iii) except to the extent specifically set forth herein, the Senior Participant shall not have any obligation or liability to the Portfolio Financial Manager, KC, or King with respect to the Financing Agreement by reason of this Agreement or be obligated to perform any of the obligations or duties of the Portfolio Financial Manager pursuant to this Agreement or the Financing Agreement.

         (f) Senior Participant May Perform. If the Portfolio Financial Manager fails to perform any of its material duties or obligations contained herein or in the Financing Agreement, the Senior Participant may itself perform, or cause performance of, such duties or obligations or enforce, or cause enforcement of, such rights, and the reasonably incurred expenses of the Senior Participant incurred in connection therewith shall be payable by the Portfolio Financial Manager on demand.

         (g) Right of Setoff. In addition to any other rights of the Senior Participant hereunder or under applicable law, the Senior Participant shall have the right to appropriate and apply to the payment of the Portfolio Financial Manager's obligations hereunder any and all money or property of the Portfolio Financial Manager then held by the Senior Participant.

         SECTION I7. ENTIRE AGREEMENT,ETC. This Agreement and the Transaction Documents expresses the entire agreement of the parties hereto, and supersedes all prior promises, representations, understandings, arrangements and agreements between the parties with respect to the subject matter herein. The parties hereto further acknowledge and agree that none of them has made any representations to induce the execution and delivery of the Agreement except those as specifically set forth herein. Until the Senior Participation Payout Date, without the prior written consent of the Senior Participant,(a) the Portfolio Financial Manager may not sell, assign or transfer any of its rights or responsibilities hereunder or under the Financing Agreement, and (b) this Agreement may not be modified, altered or amended, and the Portfolio Financial Manager may not modify, amend, alter or waive any of its rights under the Financing Agreement. Each party hereto waives all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in any number of counterparts (including counterparts executed and/or delivered by facsimile or telecopy), and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         SECTION 18. APPLICABLE LAW. This Agreement shall be governed and construed under the laws of the State of New York.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

McGINN SMITH ACCEPTANCE CORP.

By: /s/ Timothy M. McGinn
    ---------------------------
Title: Chairman



POINTE BANK

By: /s/
    ---------------------------
Title: Senior Vice President



KING TRUST 01

By: McGinn, Smith & Co., Inc., Trustee


By: /s/ Timothy M. McGinn
    ---------------------------
    Timothy M. McGinn

Title: Chairman

                                  King Trust 01

                                    Exhibit B

                    Senior Participant's Scheduled Cash Flow

                                         Begin                                          Total          Ending
                                        Balance           9.75%        Principal        Debt           Balance
Month        Payment Date             Sr Tranche        Interest       Payments        Service       Sr Tranche
   1    September          2001       $2,600,000        $21,125              $0        $21,125       $2,600,000
   2    October            2001       $2,600,000        $21,125              $0        $21,125       $2,600,000
   3    November           2001       $2,600,000        $21,125              $0        $21,125       $2,600,000
   4    December           2001       $2,600,000        $21,125              $0        $21,125       $2,600,000
   5    January            2002       $2,600,000        $21,125              $0        $21,125       $2.600,000
   6    February           2002       $2,600,000        $21,125              $0        $21,125       $2,600,000
   7    March              2002       $2,600,000        $21,125              $0        $21,125       $2,600,000
   8    April              2002       $2,600,000        $21,125              $0        $21,125       $2,600,000
   9    May                2002       $2,600,000        $21,125              $0        $21,125       $2,600,000
  10    June               2002       $2,600,000        $21,125         $69,500        $90,625       $2,530,500
  11    July               2002       $2,530,500        $20,560         $70,065        $90,625       $2,460,435
  12    August             2002       $2,460,435        $19,991         $70,634        $90,625       $2,389,801
  13    September          2002       $2,389,801        $19,417         $71,208        $90,625       $2,318,593
  14    October            2002       $2,318,593        $18.839         $71,786        $90,625       $2,246,807
  15    November           2002       $2,246,807        $18,255         $72,370        $90,625       $2,174,437
  16    December           2002       $2,174,437        $17,667         $72,958        $90,625       $2,101,480
  17    January            2002       $2,101,480        $17,075         $73,550        $90,625       $2,027,929
  18    February           2003       $2,027,929        $16,477         $74,148        $90,625       $1,953,781
  19    March              2003       $1,953,781        $15,874         $74,751        $90,625       $1,879,031
  20    April              2003       $1,879,031        $15,267         $75,358        $90,625       $1,803,673
  21    May                2003       $1,803,673        $14,655         $75,970        $90,625       $1,727,703
  22    June               2003       $1,727,703        $14,038         $76,587        $90,625       $1,651,115
  23    July               2003       $1,651,115        $13,415         $77,210        $90,625       $1,573,905
  24    August             2003       $1,573,905        $12,788         $77,837        $90,625       $1,496,068
  25    September          2003       $1,496,068        $12,156         $78,469        $90,625       $1,417,599
  26    October            2003       $1,417,599        $11,518         $79,107        $90,625       $1,338,492
  27    November           2003       $1,338,492        $10,875         $79,750        $90,625       $1,258,742
  28    December           2003       $1,258,742        $10,227         $80,398        $90,625       $1,178,345
  29    January            2003       $1,178,345         $9,574         $96,051       $105,625       $1,082,294
  30    February           2004       $1,082,294         $8,794         $96,831       $105,625         $985,462
  31    March              2004         $985,462         $8,007         $97.618       $105,625         $887,844
  32    April              2004         $887,844         $7,214         $98,411       $105,625         $789,433
  33    May                2004         $789,433         $6,414         $99,211       $105,625         $690,222
  34    June               2004         $690,222          $5608        $100,017       $105,625         $590,205
  35    July               2004         $590,205         $4,795        $100,830       $105,625         $489,375
  36    August             2004         $489,375         $3,976        $101,649       $105,625         $387,727
  37    September          2004         $387,727         $3,150        $102,475       $105,625         $285,252
  38    October            2004         $285,252         $2,318        $103,307       $105,625         $181,945
  39    November           2004         $181,945         $1,478        $104,147       $105,625          $77,798
  40    December           2004          $77,798           $632         $77,798        $78,430               $0

                                  King Trust 01

                                   Exhibit B-1

                    Junior Participant's Scheduled Cash Flow

                                  Begin                                              Total           Ending
                                 Balance             12.50%        Principal         Debt            Balance
    Payment Date               Jr Tranche           Interest       Payments         Service        Jr Tranche
September         2001          $900,000             $9,375              $0          $9,375         $900,000
October           2001          $900,000             $9,375              $0          $9,375         $900,000
November          2001          $900,000             $9,375              $0          $9,375         $900,000
December          2001          $900,000             $9,375              $0          $9,375         $900,000
January           2002          $900,000             $9,375              $0          $9,375         $900,000
February          2002          $900,000             $9,375              $0          $9,375         $900,000
March             2002          $900,000             $9,375              $0          $9,375         $900,000
April             2002          $900,000             $9,375              $0          $9,375         $900,000
May               2002          $900,000             $9,375              $0          $9,375         $900,000
June              2002          $900,000             $9,375              $0          $9,375         $900,000
July              2002          $900,000             $9,375              $0          $9,375         $900,000
August            2002          $900,000             $9,375              $0          $9,375         $900,000
September         2002          $900,000             $9,375              $0          $9,375         $900,000
October           2002          $900,000             $9,375              $0          $9,375         $900,000
November          2002          $900,000             $9,375              $0          $9,375         $900,000
December          2002          $900,000             $9,375              $0          $9,375         $900,000
January           2002          $900,000             $9,375              $0          $9,375         $900,000
February          2003          $900,000             $9,375              $0          $9,375         $900,000
March             2003          $900,000             $9,375              $0          $9,375         $900,000
April             2003          $900,000             $9,375              $0          $9,375         $900,000
May               2003          $900,000             $9,375              $0          $9,375         $900,000
June              2003          $900,000             $9,375              $0          $9,375         $900,000
July              2003          $900,000             $9,375              $0          $9,375         $900,000
August            2003          $900,000             $9,375              $0          $9,375         $900,000
September         2003          $900,000             $9,375              $0          $9,375         $900,000
October           2003          $900,000             $9,375              $0          $9,375         $900,000
November          2003          $900,000             $9,375              $0          $9,375         $900,000
December          2003          $900,000             $9,375              $0          $9,375         $900,000
January           2003          $900,000             $9,375              $0          $9,375         $900,000
February          2004          $900,000             $9,375              $0          $9,375         $900,000
March             2004          $900,000             $9,375              $0          $9,375         $900,000
April             2004          $900,000             $9,375              $0          $9,375         $900,000
May               2004          $900,000             $9,375              $0          $9,375         $900,000
June              2004          $900,000             $9,375              $0          $9,375         $900,000
July              2004          $900,000             $9,375              $0          $9,375         $900,000
August            2004          $900,000             $9,375              $0          $9,375         $900,000
September         2004          $900,000             $9,375              $0          $9,375         $900,000
October           2004          $900,000             $9,375              $0          $9,375         $900,000
November          2004          $900,000             $9,375              $0          $9,375         $900,000
December          2004          $900,000             $9,375         $27,195         $36,570         $872,805
January           2004          $872,805             $9,092        $105,908        $115,000         $766,897
February          2005          $766,897             $7,989        $107,011        $115,000         $659,885
March             2005          $659,885             $6,874        $108,126        $115,000         $551,759
April             2005          $551,759             $5,747        $109,253        $115,000         $442,506
May               2005          $442,506             $4,609        $110,391        $115,000         $332,116
June              2005          $332,116             $3,460        $111,540        $115,000         $220,575
July              2005          $220,575             $2,298        $112,702        $115,000         $107,873
August            2005          $107,873             $1,124        $113,876        $115,000          ($6,003)

-------------------------------------------------------------  [POINTEBANK Logo]

21845 POWERLINE ROAD
BOCA RATON, FL 33433
561/368-6300
http://pointebank.com


October 2, 2002




McGinn Smith & Co., Inc.
99 Pine Street
Albany, NY 12207

Att: Mrs. Mary Ann McGinn

Fax Number #518-449-4894

RE: King Central Funding Corp.
     Loan #30002433

The above referenced loan was paid off effective September 26, 2002 in the amount of $2,334,529.88.



Pointe Bank

/s/ Gerry Warrick
Gerry Warrick
Loan Servicing